SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                        AMENDMENT NO. 1 TO CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)                JULY 30, 1996
                                                 ----------------------------


                      MAGICWORKS ENTERTAINMENT INCORPORATED
                      -------------------------------------
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                                    --------
                 (State or other jurisdiction of incorporation)

              2-96614-D                              87-0425513
      -------------------------           ---------------------------------
      (Commission File Number)            (IRS Employer Identification No.)

                        930 WASHINGTON AVENUE, 5TH FLOOR
                               MIAMI BEACH, FLORIDA                       33139
                               --------------------                       -----
                      (Address of principal executive offices)       (Zip Code)

Registrant's telephone number, including area code      (305) 352-1566
                                                        --------------


          (Former name or former address, if changed since last report)

ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

              (A)   FINANCIAL STATEMENTS

                    The audited combined financial statements of Magicworks Entertainment Incorporated at December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, the audited combined financial statements of Magic Promotions, Inc. as of December 1994 and for each of the three years in the period ended December 31, 1995, and the audited financial statements of Diamond Bullet Merchandising, Inc. as of December 31, 1995 and for the year then ended, each together with auditors' reports thereon, are attached hereto as Attachments 7(a)(i), 7(a)(ii) and 7(a)(iii), respectively, and are incorporated herein by this reference.

                    The unaudited financial statements of each of Magicworks Entertainment Incorporated, Magic Promotion, Inc. and Diamond Bullet Merchandising, Inc., as of June 30, 1996 and the six month period then ended are attached hereto as Attachments 7(a)(iv), 7(a)(v) and 7(a)(vi), respectively, and are incorporated herein by this reference.

              (B)   PRO FORMA FINANCIAL INFORMATION

                    The unaudited pro forma combined financial statements of Magicworks Entertainment Incorporated as of and for the year ended December 31, 1995 and as of and for the six months ended June 30, 1996 are attached hereto as Attachment 7(b) and are incorporated herein by this reference.

              (C)   EXHIBITS

                    EXHIBIT                          DESCRIPTION

                         2.1 Agreement and Plan of Merger, dated as of July 24, 1996 by and among the Registrant, the Acquiree, Robert L. Wright and Mark Archibald.(1)

                         2.2 Plan and Articles of Merger of Magicworks Entertainment Incorporated, a Florida Corporation, with and into the Registrant (f/k/a Shadow Wood Corporation) as filed with the Secretaries of State of the States of Florida and Delaware.2

                         -----------------------------
                             (1)       Incorporated by reference
                                       to Exhibit 2.1 to the
                                       Company's Current Report on
                                       Form 8-K, filed with the
                                       Commission on August 15,
                                       1996.

                             (2)       Incorporated by reference
                                       to Exhibit 2.2 to the
                                       Company's Current Report on
                                       Form 8-K, filed with the
                                       Commission on August 15,
                                       1996.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     MAGICWORKS ENTERTAINMENT
                                     INCORPORATED



Dated:   October __, 1996            By:/S/BRAD KRASSNER
                                        ----------------
                                        Brad Krassner,
                                        Co-Chairman of the Board
                                        and Chief Executive Officer




                              INDEX TO ATTACHMENTS

                                                                                                      SEQUENTIAL
                                                                                                         PAGE
   ATTACHMENT                                      DESCRIPTION                                          NUMBER
-----------------    ------------------------------------------------------------------------      ----------------


     7(a)(i)         Audited combined financial statements of Magicworks
                     Entertainment Incorporated at December 31, 1995 and 1994 and for each of the three years in the period ended
                     December 31, 1995.

    7(a)(ii)         Audited combined financial statements of Magic
                     Promotions, Inc. as of December 1994 and for each of the three years in the period ended December 31, 1995 and for the year then ended.

    7(a)(iii)        Audited financial statements of Diamond Bullet
                     Merchandising, Inc. as of December 31, 1995 and for the
                     year then ended.

    7(a)(iv)         Unaudited financial statements of Magicworks Entertainment
                     Incorporated as of and for the year ended December 31, 1995 and as of and for the six months ended June 30, 1996.

     7(a)(v)         Unaudited financial statements of Magic Promotions, Inc.
                     as of and for the year ended December 31, 1995 and as of and for the six months ended June 30, 1996.

    7(a)(vi)         Unaudited financial statements of Diamond Bullet
                     Merchandising as of and for the year ended December 31, 1995 and as of and for the six months ended June 30, 1996.

      7(b) Unaudited pro forma combined financial statements of Magicworks Entertainment Incorporated as of and for the year ended December 31, 1995 and as of and for the six months ended June 30, 1996.



               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Principals of
Magicworks Entertainment

We have audited the accompanying combined balance sheets of the entities listed in Note 1 (Magicworks Entertainment) as of December 31, 1995 and 1994, and the related combined statements of income, changes in capital and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the entities' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Magicworks Entertainment at December 31, 1995 and 1994, and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.


                                                           Ernst & Young LLP


April 11, 1996
Miami, Florida

                            MAGICWORKS ENTERTAINMENT

                             COMBINED BALANCE SHEETS


                                                              DECEMBER 31
                                                          1995           1994
                                                       ----------     ----------

ASSETS
Current assets:
   Cash and cash equivalents                           $  862,127     $1,955,315
   Accounts receivable                                  1,196,297        615,073
   Inventories                                            160,930        144,641
   Preproduction costs, net                             1,508,314      1,058,681
   Other current assets                                   354,663         72,328
                                                        ----------    ----------
Total current assets                                    4,082,331      3,846,038

Property and equipment, net                             1,153,096        259,373
Investments in partnerships                               347,783        502,220
Advances and deposits                                     343,194        281,089
Notes receivable from affiliates                          665,419        460,057
Deferred costs                                            564,032        319,373
Management and booking agreements, net                    454,442        538,121
                                                       ----------     ----------

                                                       $7,610,297     $6,206,271
                                                       ==========     ==========

LIABILITIES AND CAPITAL
Current liabilities:
   Current maturities of long-term debt                $  137,870     $   97,882
   Accounts payable and accrued liabilities             1,480,979      2,223,060
   Short-term debt                                      1,920,489           --
   Due to affiliates                                      398,819        485,680
                                                       ----------     ----------
Total current liabilities                               3,938,157      2,806,622

Long-term debt, less current maturities                   392,699         94,484

Minority Interests                                      1,470,457      1,404,860

Commitments and contingencies

Capital:
   Common stock                                             8,000          8,000
   Partners' capital/retained earnings                  1,800,984      1,892,305
                                                        ----------    ----------
                                                        1,808,984      1,900,305
                                                        ----------    ----------

                                                       $7,610,297     $6,206,271
                                                       ==========     ==========

SEE ACCOMPANYING NOTES



                            MAGICWORKS ENTERTAINMENT

                          COMBINED STATEMENTS OF INCOME


                                                 YEAR ENDED DECEMBER 31
                                          1995           1994            1993
                                     ------------    ------------    ------------
Revenues:
   Production                        $ 31,638,078    $ 23,346,244    $ 18,250,149
   Promotion                            6,668,672       6,268,273      10,009,734
   Merchandising                        2,474,214       2,338,619       2,461,577
   Other                                1,953,135       1,463,057       1,445,791
                                      -----------     -----------     -----------
                                       42,734,099      33,416,193      32,167,251


Operating expenses:
   Talent and other show               32,945,744      25,449,871      23,254,751
   Salaries, wages and benefits         1,890,938       1,529,300       1,333,330
   Cost of goods sold                   1,462,364       1,824,102       1,860,777
   General and administrative           1,743,081       1,436,139       1,161,347
                                      -----------     -----------     -----------
                                       38,042,127      30,239,412      27,610,205


Income from operations                  4,691,972       3,176,781       4,557,046

Other income (expense):
   Interest income                        109,060          14,801           6,579
   Interest expense                       (88,015)        (20,011)        (79,686)
   From investments in productions        418,679         417,071         364,976
   Minority interests                  (1,446,888)     (1,460,444)     (1,828,358)
                                      -----------     -----------     -----------

Net income                              3,684,808       2,128,198       3,020,557

Pro forma adjustment for
   income taxes                        (1,437,075)       (829,997)     (1,178,017)
                                      -----------     -----------     -----------

Pro forma net income                 $  2,247,733    $  1,298,201    $  1,842,540
                                      ===========     ===========     ===========

SEE ACCOMPANYING NOTES

                            MAGICWORKS ENTERTAINMENT

                    COMBINED STATEMENTS OF CHANGES IN CAPITAL


                                                    PARTNERS'
                                                    CAPITAL/
                                        COMMON      RETAINED
                                        STOCK       EARNINGS           TOTAL
                                        ------     -----------      -----------

Balance at December 31, 1992            $8,000     $   646,748      $   654,748
Capital contributions                     --             2,682            2,682
Distributions                             --        (2,289,002)      (2,289,002
Net income                                --         3,020,557        3,020,557
                                        ------      ----------       ----------
Balance at December 31, 1993             8,000       1,380,985        1,388,985
Distributions                             --        (1,616,878)      (1,616,878)
Net income                                --         2,128,198        2,128,198
                                        ------      ----------       ----------
Balance at December 31, 1994             8,000       1,892,305        1,900,305
Capital contributions                     --            40,000           40,000
Distributions                             --        (3,816,129)      (3,816,129)
Net income                                --         3,684,808        3,684,808
                                        ------      ----------       ----------
Balance at December 31, 1994            $8,000     $ 1,800,984      $ 1,808,984
                                        ======      ==========       ==========

SEE ACCOMPANYING NOTES


                            MAGICWORKS ENTERTAINMENT

                        COMBINED STATEMENTS OF CASH FLOWS

                                                                       YEAR ENDED DECEMBER 31
                                                              1995             1994              1993
                                                            ---------        ---------         ---------
OPERATING ACTIVITIES
Net income                                                 $3,684,808       $2,128,198        $3,020,557
Adjustments to reconcile net income to net
   cash provided by operating activities:
     Depreciation and amortization                            219,894          163,391           141,870
     Write-down of investment in partnerships                 101,994           68,715                 -
     Minority interests                                     1,446,888        1,460,444         1,828,358
     (Increase) decrease in:
       Accounts receivable                                   (581,224)          15,032          (478,661)
       Inventories                                            (16,289)           2,598            29,217
       Other current assets                                  (282,335)         (35,601)          (11,064)
       Preproduction costs                                   (449,633)      (1,058,681)        1,038,426
       Advances and deposits                                  (62,105)          76,344            34,958
     Increase (decrease) in:
       Accounts payable and accrued liabilities              (742,081)       1,315,195           468,588
                                                            ---------        ---------         ---------
Net cash provided by operating activities                   3,319,917        4,135,635         6,072,249

INVESTING ACTIVITIES
Investment in cultural facility                               (82,634)         (20,054)          (51,894)
Due to affiliates                                             (86,861)          24,247            38,296
Notes receivable from affiliates                             (205,362)         (57,464)          (66,756)
Purchase of property and equipment                           (966,024)         (46,260)         (216,292)
Investments in partnerships                                    52,443         (132,941)         (309,500)
Investment in management and
   booking agreements                                         (63,914)        (160,289)                -
                                                            ---------        ---------         ---------
Net cash used by investing activities                      (1,352,352)        (392,761)         (606,146)

FINANCING ACTIVITIES
Proceeds of  borrowings                                     2,523,677          142,027                 -
Repayment of  borrowings                                     (264,985)        (326,054)         (331,608)
Increase in public offering costs                            (162,025)         (94,462)                -
Distributions to minority interests                        (2,507,065)      (1,882,764)       (2,675,110)
Capital contributions from minority interests               1,125,774        1,691,200            70,000
Distributions                                              (3,816,129)      (1,616,878)       (2,289,002)
Capital contributions                                          40,000                -             2,682
                                                            ---------        ---------         ---------
Net cash used by financing activities                      (3,060,753)      (2,086,931)       (5,223,038)
                                                            ---------        ---------         ---------
Net (decrease) increase in cash and
   cash equivalents                                        (1,093,188)       1,655,943           243,065
Cash and cash equivalents at
   beginning of year                                        1,955,315          299,372            56,307
                                                            ---------        ---------         ---------
Cash and cash equivalents at end of year                   $  862,127       $1,955,315        $  299,372
                                                            =========        =========         =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for interest                     $   66,905       $   28,726        $   58,200
                                                            =========        =========         =========
NON-CASH INVESTING AND FINANCING ACTIVITIES
Distribution of notes receivable to affiliates             $  666,288       $        -        $        -
                                                            =========        =========         =========

SEE ACCOMPANYING NOTES

                            MAGICWORKS ENTERTAINMENT

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                                DECEMBER 31, 1995


1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF COMBINATION

The combined financial statements include the accounts of certain wholly-owned and majority-owned partnerships, joint ventures and corporations owned by Messrs. Marsh, Marshall, Krassner, Turk and Bechdel (collectively the "Principals"). The principal businesses include Magic Promotion Inc., Diamond Bullet Merchandising, Inc., Touring Artists Group, Inc., Performing Arts Management of North Miami, Inc., The Judas Company, Dolliko, The Impossible Touring Company and certain affiliated entertainment production and promotion related entities (collectively "Magicworks Entertainment" or the "Company"). The Company's fiscal year ends on December 31. All significant intercompany balances and transactions have been eliminated in the combined financial statements.

These entities have been combined for purposes of ultimately consummating a financing transaction.

NATURE OF OPERATIONS OF CONSOLIDATED SUBSIDIARIES

Magic Promotion Inc. and Magic Promotions Inc. (collectively "Magic") were formed in 1984 and 1993, in the states of Ohio and Florida, respectively, as S-Corporations to produce and promote live theatrical entertainment and to provide ancillary services including merchandising and transportation. Magic is wholly-owned by the Principals. Magic owns a 50.0% interest in The Judas Company ("Judas"), a 57.1% interest in Dolliko, a 77.88% interest in the Impossible Touring Company ("Impossible") and a 33.33% interest in the Ain't Misbehavin' Company ("Ain't Misbehavin"), four general partnerships involved in equity and non-equity theatrical production which commenced operations during 1993 and 1994. In October 1995, the Impossible Touring Company commenced a new show with Magic owning a 77.88% interest. The Company has included the accounts of Judas, Dolliko and Impossible in its combined financial statements as the Principals exercise significant control over operating and financial policies of these general partnerships. The interests of Ain't Misbehavin, Judas, Dolliko and Impossible not owned by Magic are presented as minority interests in the combined financial statements. Promotion revenues from Ain't Misbehavin, Judas, Dolliko and Impossible included in the combined statements of income were $4,930,471, $3,075,627 and $5,081,851 in 1995, 1994 and 1993, respectively.

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

NATURE OF OPERATIONS (CONTINUED)

Touring Artists Group, Inc. ("TAG") was formed in 1993, in the states of Ohio and Florida as an S-Corporation to promote live theatrical performances and other entertainment related events throughout the United States on behalf of the Company and third parties. TAG is wholly-owned by the Principals.

In March 1992, TAG, acquired certain assets and assumed certain liabilities of National Artists Management Company, Inc. ("NAMCO"). The acquisition has been accounted for by the purchase method of accounting. The purchase price of $395,000 approximated the fair value of the net assets acquired, which primarily consisted of management contracts. The operating results of this acquisition are included in the Company's combined results of operations from the date of acquisition.

Performing Arts Management of North Miami, Inc. ("PAM") was formed in January 1991 in the state of Florida as an S-Corporation to operate, manage and engage in the business of development, management and promotion of cultural performance centers. The Principals own 59.5% of PAM.

Diamond Bullet Merchandising, Inc. ("DBM") was formed in 1988 in the state of Florida as an S-Corporation to sell souvenir related merchandise for Company produced and third party theatrical productions. DBM is wholly-owned by the Principals.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash and investments in short-term highly liquid financial instruments, primarily time deposits and money market accounts, with original maturities of three months or less. Due to the short maturity period of the cash equivalents, the carrying amount of these instruments approximates their fair values.

INVENTORIES

Inventories are valued at the lower of cost, determined on a first-in first-out basis, or net realizable value.

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT

Property and equipment are carried at cost less accumulated depreciation. Property and equipment are depreciated using the straight-line method over the estimated useful lives of 10 years for leasehold improvements, 3 to 7 years for furniture and equipment and 10 years for buses.

Repairs of property and equipment and minor replacements and renewals are charged to maintenance expense, which is included in general and administrative expenses, as incurred.

PREPRODUCTION COSTS

Preproduction costs consist mainly of rehearsal salaries, set design and construction expenditures incurred prior to the first performance of the theatrical productions. These costs are amortized over the terms of the respective shows, which range from 12 to 24 months.

DEFERRED COSTS

Deferred costs consist mainly of pre-opening legal and professional fees incurred in connection with The Performing Art Center of North Miami (see Note
5) and the proposed private offering by the Company discussed in Note 10. The costs relating to the Performing Arts Center which totaled $307,545 and $224,911 at December 31, 1995 and 1994, respectively, will be amortized over a maximum period of three years, upon commencement of the facility's operations which is anticipated to be in late 1997. The costs associated with the private offering which totaled $256,487 and $94,462 at December 31, 1995 and 1994, respectively, will be deducted from the net proceeds of the private offering which is anticipated to occur in 1996.

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

MANAGEMENT AND BOOKING AGREEMENTS

Management and booking agreements consist primarily of the cost to acquire certain booking rights and the rights to develop, construct, manage and operate a cultural facility, as discussed in Note 5. Those costs are being amortized over the terms of the respective agreements. Amortization expense related to these agreements amounted to $147,593, $93,951 and $69,761, for 1995, 1994 and 1993, respectively. Accumulated amortization was $359,067 and $233,473 at December 31, 1995 and 1994, respectively.

REVENUES

Revenues are recognized when earned, which is generally at the time of the theatrical performance or entertainment events. Cash received in advance of a performance is reflected in other current liabilities in the accompanying balance sheets.

The Company provides an allowance for losses on accounts receivable based on a monthly review of the outstanding receivables and evaluation of their collectibility.

A substantial portion of the Company's revenues are derived from the production and promotion of live theater throughout the United States, Canada and Mexico. Changes in the entertainment preferences of the general populations could affect the Company's future revenues.

INCOME TAXES

The Company and its shareholders have elected to be treated as either S-Corporations under Subchapter S of the Internal Revenue Code or are general partnerships. As such, the stockholders or partners include their proportionate share of the Company's income in their respective tax returns.

Upon completion of the transaction discussed in Note 10, the Company will become subject to state and U.S. corporate income tax.

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES (CONTINUED)

The accompanying combined statements of operations include pro forma adjustments for income taxes which would have been recorded had the Company been subject to federal and state corporate income taxes, based on the tax laws in effect during those periods and statutory rates applied to pre-tax accounting income.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

   Cash, receivables, accounts payable, accrued liabilities and short-term debt
   - carrying amounts of these items are a reasonable estimate of their fair value.

   Long-term debt - interest rates currently available to the Company either fluctuate with the prime rate of the lending institution or are comparable to current market rates, and thus their carrying value approximates fair value.

INVESTMENTS IN PARTNERSHIPS

The Company has limited partnership and joint venture interests, ranging from 1% to 10%, in various theatrical productions. Because the Company does not exercise significant influence over the operating and financial policies of these productions, these investments are carried in the accompanying combined balance sheets at cost and income is only recognized when received in the form of distributions.

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INVESTMENTS IN PARTNERSHIPS (CONTINUED)

The Company has four joint venture interests ranging from 25% to 35%, in various seasonal productions. Because of the short-term nature of these productions, the investments are carried in the accompanying combined balance sheets at cost and revenue is recognized using the cost recovery method, whereby no income is recognized until the investment is recouped.

ADVERTISING EXPENSE

The cost of advertising is expensed as incurred. The Company incurred approximately $5,200,000, $4,000,000 and $8,100,000 in advertising expense for the years ended December 31, 1995, 1994 and 1993, respectively, which is included in talent and other show operating expenses in the accompanying combined statements of income.

2. PROPERTY AND EQUIPMENT

Property and equipment at December 31, 1995 and 1994 consist of the following:

                                                          1995             1994
                                                        ---------        -------

   Leasehold  improvements                             $   65,868       $ 65,868
   Furniture and equipment                                176,092         80,115
   Vehicles                                             1,254,646        384,600
   Vehicle under capital lease                            198,500        198,500
                                                        ---------        -------
                                                        1,695,106        729,083

   Less accumulated depreciation
    and amortization                                      542,010        469,710
                                                        ---------        -------

   Property and equipment, net                         $1,153,096       $259,373
                                                        =========        =======

3. SHORT-TERM DEBT

Short-term debt consists of the following at December 31, 1995:


$750,000 revolving credit line, interest at
   30-day commercial paper rate charged
   by Merrill Lynch plus 2.9% payable monthly
   through August 31, 1996 at which time the
   principal balance is due. Outstanding
   borrowings are collateralized by certain
   assets of the Company and are guaranteed
   by certain Principals of the Company.         $    692,351

$350,000 unsecured demand promissory note,
   interest at prime rate charged by
   Society National Bank plus 3/4%,
   interest due monthly. Personally
   guaranteed by certain Principals
   of the Company.                                    340,982

$500,000 unsecured commercial demand note,
   interest at prime rate charged by
   National City Bank plus 1.0%, payment
   of interest to be paid quarterly.
   Personally guaranteed by certain
   Principals of the Company.                         435,156


$400,000 note payable, interest at 10%
   principal due monthly, collateralized
   by vehicles.                                       352,000


$100,000 unsecured convertible note,
   interest at 8.5%,  principal and
   interest convertible to 24% of stock
   in DBM, due in November, 1996.                     100,000
                                                 ------------

Total short-term debt                            $  1,920,489
                                                 ============

4. LONG-TERM DEBT

Long-term debt consists of the following at December 31:

                                                            1995       1994
                                                          --------   ---------

   10.90% note payable, principal due monthly
      through May 2000. Collateralized by vehicle         $120,627   $   --


   10.75% note payable, principal due monthly
      through August 1999.  Collateralized by
      vehicle                                              148,610       --


    10.75% note payable, principal due monthly
      through October 2000. Collateralized
      by vehicle
                                                           166,807       --

   7.5% unsecured note payable, principal due
      monthly through December 1994
      Personally guaranteed by certain
      Principals of the Company
                                                              --       50,000

   9.0% note payable, principal due monthly
      through October 1997. Collateralized
      by a vehicle                                          53,747     81,286


    Capital lease obligation payable in
      monthly installments through
      September 1997 including interest
      imputed at a rate of 10%,
      collateralized by a vehicle
                                                            40,778     61,080
                                                          --------   --------

                                                           530,569    192,366

   Less current maturities                                 137,870     97,882
                                                          --------   --------

   Total long-term debt                                   $392,699   $ 94,484
                                                          ========   ========

Scheduled maturities of long-term debt are as follows:

       YEAR ENDING
       DECEMBER 31,                                      AMOUNT
       ------------                                     --------

         1996                                          $ 137,870
         1997                                            136,874
         1998                                            105,710
         1999                                            100,275
         2000                                             49,840
                                                        --------

   Total maturities of long-term debt                  $ 530,569
                                                        ========

5. MANAGEMENT AGREEMENTS

GENERAL MANAGER AGREEMENTS

The Company entered into management agreements with Niko Associates ("Niko") for daily general operations management during the entire periods of production of Dolliko, Judas and Impossible. Management fees are calculated based on fixed weekly fees ranging from $2,000 to $5,000 per performance week plus the reimbursement of certain overhead related costs. Management fees paid by the Company to Niko amounted to $309,498, $238,408, and $191,300 in 1995, 1994 and
1993, respectively, and are reflected in talent and other show expenses in the accompanying statements of income.

MANAGEMENT OPERATING AGREEMENT

In May 1992, the Company and the City of North Miami, Florida (the "City") entered into an agreement to develop, construct, manage and operate a cultural facility for the performing and visual arts exclusively on behalf of the City. The project will be owned by the City and is expected to be funded through the issuance of 40 year industrial development revenue bonds without recourse to the City. The term of the agreement will commence on the date of occupancy (expected to be November 1997) and will continue for a period of 30 years.

Pursuant to the agreement, the Company will receive gross revenues, as defined, generated by the facility and has agreed to pay to the City; (i) an annual minimum return of $200,000 adjusted annually to reflect changes in the consumer price index, but not to exceed $500,000 per annum, (ii) a use fee charge equivalent to 5% of box office ticket sale revenue, and (iii) 5% of the gross monies actually received by the Company for concessions and parking. In addition, the Company has agreed to deposit with the City upon the approval by all federal, state, county and local regulatory and administrative agencies with jurisdiction over the project the refundable sum of $1,500,000, which is to be applied toward the payment of construction, operation and monitoring costs of the facility. In the event the cash flow generated by the facility is not sufficient to pay the interest and principal on the bonds, the management rights will revert to the City.

The Company's investment in this project which includes legal, feasibility and architectural costs and the cost related to acquiring the management agreement totaled approximately $600,000 and $500,000 at December 31, 1995 and 1994, respectively. The recoverability of these costs is dependent on the resolution of certain entitlement and permitting issues which have prevented development and construction of the project.

6. EMPLOYEE BENEFIT PLANS

Effective January 1, 1988, Magic initiated a Money Purchase Plan and Trust (the "Plan") for all full-time employees who have completed one year of service and are at least 21 years of age. Magic contributes an amount not to exceed 25% of the participating employee's compensation or $30,000. In addition, the Plan permits Magic to make additional discretionary contributions to the Plan. Total contributions to the Plan by Magic were $69,000, $70,446, and $68,815 in 1995, 1994 and 1993, respectively. Employees vest in the Company's discretionary contributions at the rate of 20% per year upon completion of two years of service.

7. LEASES

The Company leases a bus under a capital lease. Future minimum rentals under this capital lease at December 31, 1995 are as follows:

   YEAR ENDING
   DECEMBER 31,                                            AMOUNT
   ------------                                            ------

     1996                                             $    25,497
     1997                                                  19,123
                                                       ----------
   Total minimum lease payments                            44,620
   Less amount representing interest                        3,842
                                                       ----------
   Net obligation                                          40,778
   Less current portion                                    22,428
                                                       ----------
   Long-term portion                                  $    18,350
                                                       ==========

The capital lease obligation is included in long-term debt in the accompanying balance sheets.

The Company leases office space from affiliated (See Note 8) and non-affiliated entities under operating lease agreements which extend through December 31, 1997. The following is a schedule of approximate future minimum lease payments required under such non-cancelable operating leases at December 31, 1995:

   YEAR ENDING
   DECEMBER 31,                                          AMOUNT
   ------------                                          ------

     1996                                             $    86,032
     1997                                                  37,515
                                                       ----------
   Total minimum lease payments                       $   123,547
                                                       ==========

Rent expense amounted to $137,200, $137,021 and $98,250 for the years ended December 31, 1995 , 1994 and 1993, respectively, and is included in general and administrative expenses in the accompanying combined statements of income.

8. RELATED PARTY TRANSACTIONS

In the normal course of its business, the Company conducts business with its Principals and their respective affiliates.

Fees paid by the Company for accounting, general management, office and other administrative services to entities controlled by the Principals were $53,218, $75,378, and $78,984 in 1995, 1994 and 1993, respectively, and are reflected in general and administrative expenses in the accompanying combined statements of income.

In 1991 and 1993, the Company entered into two three-year noncancellable operating leases for office space with related entities. The Company is required to pay taxes, maintenance, insurance and utility costs. Payments under these leases totalled $71,824, $74,726, and $59,488 in 1995, 1994 and 1993,
respectively.

The Company has notes receivable from entities controlled by certain Principals with an outstanding balance, including accrued interest, of $665,419 and $460,057 at December 31, 1995 and 1994, respectively. Interest income related to these receivables totaled $84,520, $28,589 and $-0- in 1995, 1994 and 1993, respectively. These unsecured notes bear interest at prime plus 2.9% and are due in 1996.

 The Company has payables due to certain Principals with an outstanding balance, including accrued interest, of approximately $398,819 and $485,680 at December 31, 1995 and 1994, respectively. Interest expense related to these payables totaled $83,518, $62,408 and $45,200 in 1995, 1994 and 1993, respectively. These payables have no stated repayment terms.

9. COMMITMENTS AND CONTINGENCIES

The Company has royalty and employment agreements with certain authors, actors, directors and choreographers and their respective unions. These agreements are generally one to three years in length and provide for minimum compensation levels. These agreements may include incentive bonuses based upon specified goals. The aggregate commitment for future salaries and royalties, excluding bonuses, as of December 31, 1995 was approximately $2,288,000, which will be paid during 1996.

In October 1994, a former independent contractor filed a complaint against Judas in the Common Pleas Court of Philadelphia County seeking consequential damages of $5,000,000 arising from the termination of an employment contract by Judas. A court date has not been set. Management of Judas believes that the lawsuit is without merit, and that the outcome of this suit will not have a material adverse effect on the Company's combined financial condition or results of operations.

Litigation has been threatened by a former financial advisor to the Company with respect to an alleged contract with the Company that provided that such individual would receive the right to purchase 5% of the equity in the Company at a discount upon consummation of a public financing. The Company believes that it was fraudulently induced to enter into such contract, and that, in any event the alleged contract was terminated under circumstances in which the individual is not entitled to any compensation. The Company believes that if the individual commences an action, his claims will be without merit. The Company intends to vigorously defend any suit that the defendant might bring in the future based on the contract and the Company may pursue its own action for declaratory judgment.

10. SUBSEQUENT EVENTS

The Company intends to consummate a $10 million private placement offering of units consisting of unsecured senior convertible notes and the Company's common stock. Management expects to use the proceeds from the offering, after deducting offering expenses, to repay certain loans and to provide working capital for expanding the Company's operations and for general corporate purposes.

Immediately after the closing of the offering, the Company intends to merge with and into a corporation whose stock is publicly tradeable.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Stockholders of
Magic Promotion, Inc.

We have audited the accompanying combined balance sheets of Magic Promotion, Inc. (the Company) as of December 31, 1995 and 1994, and the related combined statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Magic Promotion, Inc. at December 31, 1995 and 1994, and the combined results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                                          Ernst & Young LLP

September 13, 1996
Miami, Florida

                              MAGIC PROMOTION, INC.

                             COMBINED BALANCE SHEETS

                                                              DECEMBER 31
                                                          1995           1994
                                                       ----------     ----------
ASSETS
Current assets:
   Cash and cash equivalents                           $  734,945     $1,903,936
   Accounts receivable                                  1,107,451        525,172
   Preproduction costs, net                             1,508,314      1,058,681
   Notes receivable from affiliates                       159,520        460,057
   Other current assets                                   353,463         71,128
                                                       ----------     ----------
Total current assets                                    3,863,693      4,018,974

Property and equipment, net                             1,091,010        195,233
Investments in partnerships                               199,677        452,336
Advances and deposits                                     293,850        219,318
Deferred costs                                            207,823         94,462
Management agreements, net                                364,415        385,834
                                                       ==========     ==========
Total assets                                           $6,020,468     $5,366,157
                                                       ==========     ==========

LIABILITIES AND CAPITAL
Current liabilities:
   Accounts payable and accrued liabilities            $1,111,590     $2,063,931
   Current maturities of long-term debt                   137,870         97,882
   Short-term debt                                      1,128,138           --
   Due to affiliates                                      265,243         86,500
                                                       ----------     ----------
Total current liabilities                               2,642,841      2,248,313

Long-term debt, less current maturities                   392,699         94,484
Commitments and contingencies

Minority interests                                      1,496,453      1,422,306

Stockholders' equity:
   Common stock, $1 par value; 100 shares
     authorized; 100 shares issued and
     outstanding                                              100            100
   Additional paid-in capital                              50,174         50,174
   Retained earnings                                    1,438,201      1,550,780
                                                       ----------     ----------
Total stockholders' equity                              1,488,475      1,601,054
                                                       ==========     ==========
Total liabilities and stockholders' equity             $6,020,468     $5,366,157
                                                       ==========     ==========

SEE ACCOMPANYING NOTES.



                              MAGIC PROMOTION, INC.

                          COMBINED STATEMENTS OF INCOME

                                                   YEAR ENDED DECEMBER 31
                                            1995            1994            1993
                                        ------------    ------------    ------------
Revenues:

   Production                           $ 31,638,078    $ 23,313,026    $ 18,151,149
   Promotion                               6,668,672       6,268,273      10,009,734
   Merchandising                           1,160,519         687,755         876,740
   Other                                   1,237,126         873,032         475,630
                                        ------------    ------------    ------------
                                          40,704,395      31,142,086      29,513,253

Operating expenses:

   Talent and other show                  33,346,544      25,871,621      23,561,001
   Salaries, wages and benefits            1,185,911         975,400         877,983
   Cost of goods sold                        408,697         470,775         589,356
   General and administrative              1,160,873         801,361         551,888
                                        ------------    ------------    ------------
                                          36,102,025      28,119,157      25,580,228

Income from operations                     4,602,370       3,022,929       3,933,025

Other income (expense):

   Interest income                           108,427          32,076           3,835
   Interest expense                          (60,488)        (19,590)        (16,369)
   From investments in noncombined
     productions
                                             418,679         417,071         364,976
   Minority interests                     (1,688,531)     (1,535,495)     (2,108,791)
                                        ------------    ------------    ------------

Net income                                 3,380,457       1,916,991       2,176,676

Pro forma adjustment for income taxes     (1,318,378)       (747,626)       (848,904)
                                        ------------    ------------    ------------

Pro forma net income                    $  2,062,079    $  1,169,365    $  1,327,772
                                        ============    ============    ============

SEE ACCOMPANYING NOTES.


                              MAGIC PROMOTION, INC.

             COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                            ADDITIONAL
                                 COMMON      PAID-IN       RETAINED
                                 STOCK       CAPITAL       EARNINGS        TOTAL
                              -----------   -----------   -----------    -----------
Balances, December 31, 1992   $       100   $    50,174   $   562,640    $   612,914
Distributions                        --            --      (1,748,626)    (1,748,626)
Net income                           --            --       2,176,676      2,176,676
                              -----------   -----------   -----------    -----------
Balances, December 31, 1993           100        50,174       990,690      1,040,964
Distributions                        --            --      (1,356,901)    (1,356,901)
Net income                           --            --       1,916,991      1,916,991
                              -----------   -----------   -----------    -----------
Balances, December 31, 1994           100        50,174     1,550,780      1,601,054
Distributions                        --            --      (3,493,036)    (3,493,036)
Net income                           --            --       3,380,457      3,380,457
                              ===========   ===========   ===========    ===========
Balances, December 31, 1995   $       100   $    50,174   $ 1,438,201    $ 1,488,475
                              ===========   ===========   ===========    ===========

SEE ACCOMPANYING NOTES.


                              MAGIC PROMOTION, INC.

                        COMBINED STATEMENTS OF CASH FLOWS

                                                            YEAR ENDED DECEMBER 31
                                                     1995           1994           1993
                                                  -----------    -----------    -----------
OPERATING ACTIVITIES

Net income                                        $ 3,380,457    $ 1,916,991    $ 2,176,676
Adjustments to reconcile net income to net cash
   provided by operating activities:
     Depreciation and amortization                  2,367,598        707,464      1,492,077
     Write-down of investment in partnerships         101,994         16,500           --
     Minority interests                             1,688,531      1,535,495      2,108,791
     (Increase) decrease in:
       Accounts receivable                           (582,279)        63,655       (402,868)
       Other current assets                          (282,335)       (35,601)       (25,427)
       Preproduction costs                         (2,690,538)    (1,676,245)      (389,540)
       Advances and deposits                          (74,532)          (230)       (10,136)
     Increase (decrease) in:
       Accounts payable and accrued liabilities      (952,341)     1,595,421        240,946
                                                  -----------    -----------    -----------
Net cash provided by operating activities           2,956,555      4,123,450      5,190,519

INVESTING ACTIVITIES
Purchase of property and equipment                   (959,137)       (41,227)      (184,009)
Investments in partnerships                           150,665       (153,342)      (234,000)
Notes receivable from affiliates                      300,537        (78,289)      (169,552)
Investment in management agreements                   (41,914)      (130,000)          --
                                                  -----------    -----------    -----------
Net cash used by investing activities                (549,849)      (402,858)      (587,561)

                                        F-7


                              MAGIC PROMOTION, INC.

                  COMBINED STATEMENTS OF CASH FLOWS (CONTINUED)

                                                      YEAR ENDED DECEMBER 31
                                                1995           1994           1993
                                             -----------    -----------    -----------
FINANCING ACTIVITIES
Due to affliates                             $   178,743    $    52,600    $   (80,000)
Proceeds of borrowings                         1,731,326        239,909        115,320
Repayment of borrowings                         (264,985)      (413,979)          --
Payment of deferred costs                       (113,361)       (94,462)          --
Distributions to minority interests           (2,740,158)    (1,950,932)    (2,949,710)
Capital contributions from minority
   interests                                   1,125,774      1,691,200         70,000
Distributions                                 (3,493,036)    (1,356,901)    (1,748,626)
                                             -----------    -----------    -----------
Net cash used by financing activities         (3,575,697)    (1,832,565)    (4,593,016)
                                             -----------    -----------    -----------
Net (decrease) increase in cash and
   cash equivalents                           (1,168,991)     1,888,027          9,942
Cash and cash equivalents at
   beginning of year                           1,903,936         15,909          5,967
                                             ===========    ===========    ===========
Cash and cash equivalents at
   end of year                               $   734,945    $ 1,903,936    $    15,909
                                             ===========    ===========    ===========

SUPPLEMENTAL DISCLOSURES OF CASH
   FLOW INFORMATION
Cash paid during the year for interest       $    60,488    $    19,590    $    16,369
                                             ===========    ===========    ===========

NONCASH INVESTING AND FINANCING ACTIVITIES
Distribution of notes receivable
   from Stockholders                           $   809,563    $      --      $      --
                                             ===========    ===========    ===========

SEE ACCOMPANYING NOTES.

                              MAGIC PROMOTION, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                                DECEMBER 31, 1995


1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS OF COMBINED SUBSIDIARIES

Magic Promotion, Inc. and Magic Promotions Inc. (collectively, Magic or the Company) were formed in 1984 and 1993, in the states of Ohio and Florida, respectively, as S-Corporations to produce and promote live theatrical entertainment and to provide ancillary services including merchandising and transportation. Magic is owned by Messrs. Marsh, Marshall and Bechdel (collectively, the Stockholders). Magic owns a 50.0% interest in The Judas Company (Judas), a 57.1% interest in Dolliko and a 77.88% interest in the Impossible Touring Company (Impossible) and a 33.33% interest in the Ain't Misbehavin' Company (Ain't Misbehavin), each of which is a general partnership involved in equity and non-equity theatrical production which commenced operations during 1993 and 1994. In October 1995, Impossible commenced a new show with Magic owning a 77.88% interest. The Company has included the accounts of Judas, Dolliko, Ain't Misbehavin and Impossible in its combined financial statements as the Stockholders exercise significant control over operating and financial policies of these general partnerships. The interests of Ain't Misbehavin, Judas, Dolliko and Impossible not owned by Messrs. Marsh, Marshal and Bechdel are presented as minority interests in the combined financial statements. Promotion revenues from Ain't Misbehavin, Judas, Dolliko and Impossible included in the combined statements of income were $4,930,471, $3,075,627, and $5,081,851 in 1995, 1994 and 1993, respectively. All significant intercompany balances and transactions have been eliminated in the combined financial statements.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash and investments in short-term highly liquid financial instruments, primarily time deposits and money market accounts, with original maturities of three months or less. Due to the short maturity period of the cash equivalents, the carrying amount of these instruments approximates their fair values.

PROPERTY AND EQUIPMENT

Property and equipment are carried at cost less accumulated depreciation. Property and equipment are depreciated using the straight-line method over the estimated useful lives of 10 years for leasehold improvements, 3 to 7 years for furniture and equipment and 10 years for vehicles.

                              MAGIC PROMOTION, INC.

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT (CONTINUED)

Repairs of property and equipment and minor replacements and renewals are charged to maintenance expense, which is included in general and administrative expenses, as incurred.

PREPRODUCTION COSTS

Preproduction costs consist mainly of rehearsal salaries, set design and construction expenditures incurred prior to the first performance of the theatrical productions. These costs are amortized over the terms of the respective shows, which range from 12 to 24 months.

DEFERRED COSTS

Deferred costs consist mainly of professional fees incurred in connection with the proposed private offering of securities by the Company (see Note 10). The costs associated with the private offering which totaled $207,823 and $94,462 at December 31, 1995 and 1994, respectively, will be deducted from the net proceeds of the private securities offering or accounted for as deferred financing costs based on the types of securities sold.

MANAGEMENT AGREEMENTS

Management and booking agreements consist primarily of the cost to acquire certain booking rights. Those costs are being amortized over the terms of the respective agreements. Amortization expense related to these agreements amounted to $63,333, $29,166 and $7,500, for 1995, 1994 and 1993, respectively.
Accumulated amortization was $99,999 and $36,666 at December 31, 1995 and 1994, respectively.

REVENUES

Revenues are recognized when earned, which is generally at the time of the theatrical performance or entertainment events. Cash received in advance of a performance is reflected in other current liabilities in the accompanying balance sheets.

                              MAGIC PROMOTION, INC.

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUES (CONTINUED)

The Company provides an allowance for losses on accounts receivable based on a monthly review of the outstanding receivables and evaluation of their collectibility.

The Company's revenues are primarily derived from the production and promotion of live theater throughout the United States, Canada and Mexico. Changes in the entertainment preferences of the general populations could affect the Company's future revenues.

INCOME TAXES

The Company and its shareholders have elected to be treated as either S-Corporations under Subchapter S of the Internal Revenue Code or are general partnerships. As such, the stockholders or partners include their proportionate share of the Company's income in their respective tax returns.

Upon completion of the transaction discussed in Note 10, the Company will become subject to state and U.S. corporate income tax.

The accompanying combined statements of income include pro forma adjustments for income taxes which would have been recorded had the Company been subject to federal and state corporate income taxes, based on the tax laws in effect during those periods and statutory rates applied to pre-tax accounting income.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Actual results could differ from those estimates.

                              MAGIC PROMOTION, INC.

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

   Cash and short-term debt - the carrying amounts of these items are a reasonable estimate of their fair value.

   Long-term debt - interest rates currently available to the Company either fluctuate with the prime rate of the lending institution or are comparable to current market rates, and thus the carrying value of long-term debt approximates fair value.

INVESTMENTS IN PARTNERSHIPS

The Company has limited partnership and joint venture interests, ranging from 1% to 10%, in various theatrical productions. Because the Company does not exercise significant influence over the operating and financial policies of these productions, these investments are carried in the accompanying combined balance sheets at cost and income is only recognized when received in the form of distributions.

The Company has four joint venture interests ranging from 25% to 35%, in various seasonal productions. Because of the short-term nature of these productions, the investments are carried in the accompanying combined balance sheets at cost and revenue is recognized using the cost recovery method, whereby no income is recognized until the investment is recouped.

ADVERTISING EXPENSE

The cost of advertising is expensed as incurred. The Company incurred approximately $5,200,000, $4,000,000 and $8,100,000 in advertising expense for the years ended December 31, 1995, 1994 and 1993, respectively, which is included in talent and other show expenses in the accompanying combined statements of income.

                              MAGIC PROMOTION, INC.

2. PROPERTY AND EQUIPMENT

Property and equipment at December 31, 1995 and 1994 consist of the following:

                                                       1995              1994
                                                    ----------        ----------

Leasehold improvements                              $   64,444        $   64,444
Furniture and equipment                                 48,898            44,949
Vehicles                                             1,254,646           299,458
Vehicle under capital lease                            198,500           198,500
                                                    ----------        ----------
                                                     1,566,488           607,351
Less accumulated depreciation                          475,478           412,118
                                                    ==========        ==========
Property and equipment, net                         $1,091,010        $  195,233
                                                    ==========        ==========

3. SHORT-TERM DEBT

Short-term debt consists of the following at December 31, 1995:

$350,000 unsecured demand promissory note,
   interest at prime rate charged by
   Society National Bank plus 3/4%,
   interest due monthly. Guaranteed by
   certain Stockholders of the Company.                              $   340,982

$500,000 unsecured commercial demand note,
   interest at prime rate charged by
   National City Bank plus 1.0%, interest
   due quarterly. Guaranteed by certain
   Stockholders of the Company.                                          435,156

$400,000 note payable, interest at 10%,
   interest due monthly, collateralized
   by vehicles.                                                          352,000

                                                                      ----------
Total short-term debt                                                 $1,128,138
                                                                      ==========

The weighted average interest rate on the short-term debt was 9.58% as of December 31, 1995.

                              MAGIC PROMOTION, INC.

4. LONG-TERM DEBT

Long-term debt consists of the following at December 31:

                                                            1995          1994
                                                          --------      --------

10.90% note payable, principal and interest
   due monthly through May 2000.
   Collateralized by vehicle.                             $120,627      $   --

10.75% note payable, principal and interest
   due monthly through August 1999 .
   Collateralized by vehicle.                              148,610          --

10.75% note payable, principal and interest
   due monthly through October 2000.
   Collateralized by vehicle.                              166,807          --

7.5% unsecured note payable, principal and
   interest due monthly through December
   1994. Guaranteed by certain Stockholders
   of the Company.                                            --          50,000

9.0% note payable, principal and interest
   due monthly through October 1997.
   Collateralized by a vehicle.                             53,747        81,286

Capital lease obligation payable in monthly
   installments through September 1997
   including interest imputed at a rate of
   10%, collateralized by a vehicle.                        40,778        61,080
                                                          --------      --------
                                                           530,569       192,366
Less current maturities                                    137,870        97,882
                                                          ========      ========
Total long-term debt                                      $392,699      $ 94,484
                                                          ========      ========

                              MAGIC PROMOTION, INC.

Scheduled maturities of long-term debt are as follows:

         Year Ending December 31:
         1996                                                $137,870
         1997                                                 136,874
         1998                                                 105,710
         1999                                                 100,275
         2000                                                  49,840
                                                             --------
         Total maturities of long-term debt                  $530,569
                                                             ========

5. MANAGEMENT AGREEMENTS

The Company entered into management agreements with Niko Associates (Niko) for daily general operations management during the entire periods of production of Dolliko, Judas and Impossible. Management fees are calculated based on fixed weekly fees ranging from $2,000 to $5,000 per performance week plus the reimbursement of certain overhead related costs. Management fees paid by the Company to Niko amounted to $309,498, $238,408 and $191,300 in 1995, 1994 and
1993, respectively, and are reflected in talent and other show expenses in the accompanying statements of income.

6. EMPLOYEE BENEFIT PLANS

Effective January 1, 1988, Magic initiated a Money Purchase Plan and Trust (the
Plan) for all full-time employees who have completed one year of service and are at least 21 years of age. Magic contributes an amount not to exceed 25% of the participating employee's compensation or $30,000. In addition, the Plan permits Magic to make additional discretionary contributions to the Plan. Total contributions to the Plan by Magic were $65,000, $66,446, and $20,268 in 1995, 1994 and 1993, respectively. Employees vest in the Company's discretionary contributions at the rate of 20% per year upon completion of two years of service.

                              MAGIC PROMOTION, INC.

7. LEASES

The Company leases office space from affiliated (See Note 8) and non-affiliated entities under operating lease agreements which extend through December 31, 1997. The following is a schedule of approximate future minimum lease payments required under such non-cancelable operating leases at December 31, 1995:

         Year Ending December 31:
         1996                                                    $37,515
         1997                                                     37,515
                                                                 =======
         Total minimum lease payments                            $75,030

                                                                 =======

Rent expense amounted to $41,111, $36,914 and $21,676 for the years ended December 31, 1995, 1994 and 1993, respectively, and is included in general and administrative expenses in the accompanying combined statements of income.

8. RELATED PARTY TRANSACTIONS

In the normal course of its business, the Company conducts business with entities related through common ownership.

The Company has entered into two three-year noncancellable operating leases for office space with related entities. The Company is required to pay taxes, maintenance, insurance and utility costs. Payments under these leases totaled $41,111, $36,914 and $21,676 in 1995, 1994 and 1993, respectively.

The Company has notes receivable from entities controlled by certain Stockholders with an outstanding balance, including accrued interest, of $159,520 and $460,057 at December 31, 1995 and 1994, respectively. Interest income related to these receivables totaled $84,520, $28,589 and $-0- in 1995, 1994 and 1993, respectively. These unsecured notes, which bear interest at prime plus 2.9%, are due on demand.

The Company has payables due to certain Stockholders with an outstanding balance (including accrued interest), of approximately $265,243 and $86,500 at December 31, 1995 and 1994, respectively. These payables bear no interest and have no stated repayment terms.

                              MAGIC PROMOTION, INC.

8. RELATED PARTY TRANSACTIONS (CONTINUED)

The Company has entered into an agreement with an entity controlled by certain Stockholders which provided for the exclusive booking during the entire periods of production of Judas, Impossible, Dolliko and Ain't Misbehavin. Booking expense related to these agreements was approximately $400,800, $403,000 and $306,250 for 1995, 1994 and 1993, respectively, and is reflected in talent and other show expenses in the accompanying statement of income.

9. COMMITMENTS AND CONTINGENCIES

The Company has royalty and employment agreements with certain authors, actors, directors and choreographers and their respective unions. These agreements are generally one to three years in length and provide for minimum compensation levels. These agreements may include incentive bonuses based upon specified goals. The aggregate commitment for future salaries and royalties, excluding bonuses, as of December 31, 1995 was approximately $2,288,000, which will be paid during 1996.

In October 1994, a former independent contractor filed a complaint against Judas in the Common Pleas Court of Philadelphia County seeking consequential damages of $5,000,000 arising from the termination of an employment contract by Judas. A court date has not been set. Management of Judas believes that the lawsuit is without merit, and that the outcome of this suit will not have a material adverse effect on the Company's combined financial condition or results of operations.

Litigation has been threatened by a former financial advisor to the Company with respect to an alleged contract with the Company that provided that such individual would receive the right to purchase 5% of the equity in the Company at a discount upon consummation of a public financing. The Company believes that it was fraudulently induced to enter into such contract, and that, in any event the alleged contract was terminated under circumstances in which the individual is not entitled to any compensation. The Company believes that if the individual commences an action, his claims will be without merit. The Company intends to vigorously defend any suit that the defendant might bring in the future based on the contract and the Company may pursue its own action for declaratory judgment.

                              MAGIC PROMOTION, INC.

10. SUBSEQUENT EVENTS

On July 30, 1996, the Company, along with other entities affiliated through common ownership, became wholly-owned subsidiaries of Magicworks Entertainment Incorporated (Magicworks) through a stock exchange transaction. Contemporaneous with this transaction, Magicworks consummated a $10 million private placement offering of units consisting of unsecured senior convertible notes and common stock. Also, contemporaneous with these transactions, Magicworks merged with and into Shadow Wood Corporation, an inactive public company.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Stockholders of
Diamond Bullet Merchandising, Inc.

We have audited the accompanying balance sheet of Diamond Bullet Merchandising, Inc. (the Company) as of December 31, 1995, and the related statements of income, stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Diamond Bullet Merchandising, Inc. at December 31, 1995, and the results of its operations and its cash flows for the year the ended, in conformity with generally accepted accounting principles.


                                                Ernst & Young LLP

September 11, 1996
Miami, Florida

                       DIAMOND BULLET MERCHANDISING, INC.

                                  BALANCE SHEET

                                DECEMBER 31, 1995


ASSETS
Current assets:
   Cash                                                            $   58,331
   Accounts receivable                                                 11,290
   Inventories                                                        160,930
   Other current assets                                                44,781
                                                                   ---------
Total current assets                                                  275,332

Furniture and equipment, net of accumulated
   depreciation of $34,701                                              4,858
Due from affiliates                                                   827,571
                                                                   ----------
Total assets                                                       $1,107,761
                                                                   ==========

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
   Accounts payable and accrued liabilities                        $  315,645
   Short-term debt                                                    792,351
   Due to stockholders                                                 95,338
                                                                   ----------
Total current liabilities                                           1,203,334

Contingency

Stockholders' deficit:
   Common stock, $1 par value;
     100 shares authorized; 100 shares issued and outstanding             100
   Additional paid-in capital                                             900
   Accumulated deficit                                                (96,573)
                                                                   ----------
Total stockholders' deficit                                           (95,573)
                                                                   ==========
Total liabilities and stockholders' deficit                        $1,107,761
                                                                   ==========


SEE ACCOMPANYING NOTES.

                       DIAMOND BULLET MERCHANDISING, INC.

                               STATEMENT OF INCOME

                          YEAR ENDED DECEMBER 31, 1995


Merchandising revenues                                 $1,313,695

Operating expenses:
   Cost of goods sold                                   1,053,667
   Salaries, wages and benefits                            85,795
   General and administrative                             140,036
                                                       -----------
                                                        1,279,498
                                                       -----------

Income from operations                                     34,197

Interest expense                                           (6,417)
                                                       -----------
Net income                                                 27,780

Pro forma adjustment for income taxes                     (10,834)
                                                       -----------

Pro forma net income                                   $   16,946
                                                       ===========


SEE ACCOMPANYING NOTES.


                       DIAMOND BULLET MERCHANDISING, INC.

                       STATEMENT OF STOCKHOLDERS' DEFICIT

                          YEAR ENDED DECEMBER 31, 1995



                                                ADDITIONAL
                                   COMMON         PAID-IN       ACCUMULATED
                                    STOCK         CAPITAL         DEFICIT          TOTAL
                                  ---------     ----------      -----------      ---------
Balance at December 31, 1994
                                  $     100      $     900       $(124,353)      $(123,353)
Net income                             --             --            27,780          27,780
                                  ---------      ---------       ---------       ---------
Balance at December 31, 1995
                                  $     100      $     900       $ (96,573)      $ (95,573)
                                  =========      =========       =========       =========


SEE ACCOMPANYING NOTES.

                       DIAMOND BULLET MERCHANDISING, INC.

                             STATEMENT OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 1995


OPERATING ACTIVITIES
Net income                                                            $  27,780
Adjustments to reconcile net income to net cash provided
   by operating activities:
     Depreciation and amortization                                      107,913
     Increase in:
       Accounts receivable                                              (11,290)
       Inventories                                                      (16,289)
       Other current assets                                            (100,000)
     Increase in:
       Accounts payable and accrued liabilities                          51,455
                                                                      ---------
Net cash provided by operating activities                                59,569

INVESTING ACTIVITIES
Purchase of equipment                                                    (4,893)
Notes receivable from affiliates                                       (715,620)
                                                                      ---------
Net cash used in investing activities                                  (720,513)

FINANCING ACTIVITIES
Proceeds of borrowings                                                  792,351
Repayments of advances from stockholders                                (78,684)
                                                                      ---------
Net cash provided by financing activities                               713,667
                                                                      ---------
Net increase in cash                                                     52,723
Cash at beginning of year                                                 5,608
                                                                      ---------
Cash at end of year                                                   $  58,331
                                                                      =========


SEE ACCOMPANYING NOTES.

                     DIAMOND BULLET MERCHANDISING, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1995


1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

Diamond Bullet Merchandising, Inc. (DBM) was formed in 1988 in the state of Florida to sell souvenir related merchandise to theatrical productions produced by an affiliate and to third parties throughout the United States.

INVENTORIES

Inventories consist of goods held for sale which are valued at the lower of cost, determined on a first-in first-out basis, or net realizable value.

FURNITURE AND EQUIPMENT

Furniture and equipment are carried at cost less accumulated depreciation. Furniture and equipment are depreciated using the straight-line method over the estimated useful lives of 3 to 7 years.

Repairs and minor replacements and renewals are charged to maintenance expense, which is included in general and other administrative expenses, as incurred.

INCOME TAXES

The Company has elected to be treated as an S-Corporation under Subchapter S of the Internal Revenue Code. As such, the stockholders include their proportionate share of the Company's income in their respective tax returns.

Upon completion of the transaction discussed in Note 5, the Company will become subject to state and U.S. corporate income tax.

The accompanying statement of income includes a pro forma adjustment for income taxes which would have been recorded had the Company been subject to federal and state corporate income taxes, based on the tax laws in effect during the year and statutory rates applied to pre-tax accounting income.

                       DIAMOND BULLET MERCHANDISING, INC.

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of the Company's cash, short term debt, due from affiliates and due to stockholders approximate their fair market values.

2. SHORT-TERM DEBT

Short-term debt consisted of a $750,000 revolving credit line, of which $692,351 was outstanding at December 31, 1995. The line of credit accrued interest at a 30-day commercial paper rate charged by Merrill Lynch plus 2.9% (8.7% at December 31, 1995) payable monthly through August 31, 1996, at which time the principal balance was due. The line of credit was collateralized by certain assets of the Company and was guaranteed by certain stockholders of the Company. On August 5, 1996 the Company repaid the entire outstanding balance of this revolving credit line with proceeds from the private placement as discussed in
Note 5.

Short-term debt also includes a $100,000 unsecured convertible note payable to one of the Company's stockholders which accrues interest at 8.5% and matures in November 1996. On January 1, 1996 the stockholder exercised his option to convert the outstanding balance of the note to 10 shares of the Company's common stock.

3. RELATED PARTY TRANSACTIONS

In the normal course of its business, the Company conducts business with its stockholders and their respective affiliates.

The Company has amounts due to certain stockholders with an aggregate outstanding balance, including accrued interest, of approximately $95,338 at December 31, 1995. These amounts bear interest at 8.5% and have no stated repayment terms.

Fees paid by the Company for accounting, general management, office and other administrative services to affiliates were $53,218 and are included in general and administrative expenses in the accompanying statement of income.

The Company has advanced $552,772 of proceeds received from the Company's revolving credit line to certain affiliates. The Company allocated interest expense to these affiliates related to these advances of $6,417 in 1995.

Additionally, the Company has advanced funds aggregating $274,799 to certain affiliates. These advances do not bear interest and have no stated repayment terms.

4. CONTINGENCY

Litigation has been threatened by a former financial advisor to the Company with respect to an alleged contract with the Company that provided that such individual would receive the right to purchase 5% of the equity in the Company at a discount upon consummation of a public financing. The Company believes that it was fraudulently induced to enter into such contract, and that, in any event the alleged contract was terminated under circumstances in which the individual is not entitled to any compensation. The Company believes that if the individual commences an action, his claims will be without merit. The Company intends to vigorously defend any suit that the defendant might bring in the future based on the contract and the Company may pursue its own action for declaratory judgment.

5. SUBSEQUENT EVENTS

On July 30, 1996, the Company, along with other companies affiliated through common ownership, became wholly-owned subsidiaries of Magicworks Entertainment Incorporated, (Magicworks) through a stock exchange transaction. Contemporaneous with this transaction, Magicworks consummated a $10 million private placement offering of units consisting of unsecured senior convertible notes and the Company's common stock. Also, contemporaneous with these transactions, Magicworks merged with and into Shadow Wood Corporation, an inactive public company.


                            MAGICWORKS ENTERTAINMENT

                        CONDENSED COMBINED BALANCE SHEETS


                                                               JUNE 30         DECEMBER 31
                                                                  1996                1995
                                                         ------------------------------------
                                                            (Unaudited)           (Note)
ASSETS
Current assets:
  Cash and cash equivalents                                 $1,415,718          $  862,127
  Accounts receivable                                        2,109,007           1,196,297
  Inventories                                                  159,497             160,930
  Preproduction costs, net                                     227,164           1,508,314
  Due from affiliates                                          653,127             665,419
  Other current assets                                         104,009             354,663
                                                         ------------------------------------
Total current assets                                         4,668,522           4,747,750

Property and equipment, net                                  1,126,158           1,153,096
Investments in partnerships                                    801,603             347,783
Advances and deposits                                        1,048,041             343,194
Deferred costs                                                 783,730             564,032
Intangible assets, net                                         416,717             454,442
                                                         ------------------------------------

Total assets                                                $8,844,771          $7,610,297
                                                         ====================================

LIABILITIES AND EQUITY
Current liabilities:
  Accounts payable and accrued
    liabilities                                             $1,463,447          $1,480,979
  Current maturities of long-term                              208,080             137,870
    debt
  Short-term debt                                            2,230,394           1,920,489
  Due to affiliates                                            503,575             398,819
                                                         ------------------------------------
Total current liabilities                                    4,405,496           3,938,157
                                                         ------------------------------------

Long-term debt, less current
  maturities                                                   565,500             392,699
Commitments and contingencies
Minority interest                                              600,971           1,470,457

Stockholders' equity:
  Common stock,, $1 par value; 100
    shares authorized; 100 share
    issued and outstanding                                         800                 800
  Additional paid-in capital                                    59,974              59,974
  Retained earnings                                          3,212,030           1,748,210
                                                         ------------------------------------
Total stockholders' equity                                   3,272,804           1,808,984
                                                         ------------------------------------

Total liabilities and stockholders' equity                   8,844,771          $7,610,297
                                                         ====================================


Note: The balance sheet at December 31, 1995 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by GAAP for complete financial statements

SEE ACCOMPANYING NOTES
                                        F-71

                         MAGICWORKS ENTERTAINMENT, INC.

                     CONDENSED COMBINED STATEMENTS OF INCOME


                                                       JUNE 30
                                               1996                 1995
                                        --------------------------------------
                                                     (Unaudited)
Revenues:
  Production                             $  16,361,156        $  14,721,453
  Promotion                                  5,126,007            4,573,186
  Merchandising                              1,134,213            1,211,935
  Other                                      1,098,078              495,396
                                        --------------------------------------
Total revenues                              23,719,454           21,001,970
                                        --------------------------------------


Operating expenses:
  Talent and other show                     17,925,381           14,698,421
  Salaries, wages and benefits               1,032,670              819,250
  Cost of goods sold                           876,917              847,952
  General and other operating expenses       1,259,556              901,076
                                        --------------------------------------
                                            21,094,524           17,266,699
                                        --------------------------------------


Income from operations                       2,624,930            3,735,271

Other income (expense):
  Interest income                                5,187               30,516
  Interest expense                            (168,911)             (21,490)
  From investments in noncombining
    productions                                 27,165              270,812
  Minority interests                          (488,548)          (1,417,782)
                                        --------------------------------------

Net income                                   1,999,823            2,597,327

Pro forma adjustments for income taxes        (779,931)          (1,012,958)
                                        --------------------------------------

Pro forma net income                      $  1,219,892        $   1,584,369
                                        ======================================



SEE ACCOMPANYING NOTES.


                         MAGICWORKS ENTERTAINMENT, INC

                   CONDENSED COMBINED STATEMENTS OF CASH FLOWS


                                                                         SIX MONTHS ENDED
                                                                               JUNE 30
                                                                     1996                  1995
                                                              ----------------------------------------
                                                                           (Unaudited)
OPERATING ACTIVITIES
  Net income                                                     $ 1,999,823           $ 2,597,327

  Adjustments to reconcile net income
    to net cash provided by operating
    activities:
    Depreciation and amortization                                  1,456,740               717,583
    Write-down of investment in partnerships                            --                  49,994
    Minority interest                                                488,548             1,417,782
    (Increase) decrease in:
      Accounts receivable                                           (912,710)              192,981
      Inventories                                                      1,433                92,904
      Other current assets                                           250,654              (193,764)
      Preproduction costs                                               --                (399,685)
      Advances and deposits                                         (704,847)              (14,191)
     (Decrease) in:
      Accounts payable and accrued liabilities                       (17,532)           (1,024,317)
                                                              ----------------------------------------
Net cash provided from operating activitie                         2,562,109             3,436,614


INVESTING ACTIVITIES
  Investment in cultural facility                                    (21,714)              (16,452)
  Due to affiliates                                                  104,756               (67,401)
  Notes receivable from affilates                                     12,292              (246,682)
  Purchase of property and equipment                                 (39,098)             (138,443)
  Investments in partnerships                                       (453,820)               85,958
  Investments in management and
    booking agreements                                               (71,829)              (25,000)
                                                              ----------------------------------------
Net cash used in investment activities                              (469,413)             (408,020)

FINANCING ACTIVITIES
  Proceeds of borrowings                                             879,905               301,608
  Repayment of  borrowings                                          (326,989)              (74,989)
  Increase in offering costs                                        (197,984)             (118,076)
  Distributions to minority interests                             (1,358,034)           (2,015,696)
  Distributions                                                     (536,003)           (1,892,471)
                                                              ----------------------------------------
Net cash used by financing activities                             (1,539,105)           (3,799,624)
                                                              ----------------------------------------
Net increase (decrease) in cash
  and cash equivalents                                               553,591              (771,030)
Cash and cash equivalents at
  beginning of period                                                862,127             1,955,315
                                                              ----------------------------------------
Cash and cash equivalents at
  end of period                                                  $ 1,415,718           $ 1,184,285
                                                              ========================================
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year for inte$est                              78,843           $    17,705
                                                              ========================================


SEE ACCOMPANYING NOTES

                         MAGICWORKS ENTERTAINMENT, INC.
                NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)
                                  June 30, 1996


1.  BASIS OF PRESENTATION

The accompanying unaudited condensed combined financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six month period ended June 30, 1996 are not necessarily indicative of the results that may be expected for the year ending December 31, 1996.

2.  CONTINGENCIES

In October 1994, a former independent contractor filed a complaint against Judas in the Common Pleas Court of Philadelphia County seeking consequential damages of $5,000,000 arising from the termination of an employment contract by Judas. A court date has not been set. Management of Judas believes that the lawsuit is without merit, and that the outcome of this suit will not have a material adverse effect on Judas' financial condition or results of operations.

Litigation has been threatened by a former financial advisor to the Company with respect to an alleged contract with the Company threat provided that such individual would receive the right to purchase 5% of the equity in the Company at a discount upon consummation of a public financing. The Company believes that it was fraudulently induced to enter into such contract, and that, in any event the alleged contract was terminated under circumstances in which the individual is not entitled to any compensation. The Company believes that if the individual commences an action, his claims will be without merit. The Company intends to vigorously defend any suit that the defendant might bring in the future based on the contract and the Company may pursue its own action for declaratory judgment.



                              MAGIC PROMOTION, INC.

                        CONDENSED COMBINED BALANCE SHEETS



                                                       JUNE 30             DECEMBER 31
                                                          1996                    1995
                                                  --------------------------------------
                                                    (Unaudited)              (Note)

ASSETS
Current assets:
  Cash and cash equivalents                         $1,142,039              $  734,945
  Accounts receivable                                2,010,062               1,107,451
  Preproduction costs, net                             227,164               1,508,314
  Notes receivable from affiliates                      75,000                 159,520
  Other current assets                                 102,809                 353,463
                                                  --------------------------------------
Total current assets                                 3,557,074               3,863,693

Property and equipment, net                          1,044,416               1,091,010
Investments in partnerships                            691,382                 199,677
Advances and deposits                                  997,278                 293,850
Deferred costs                                         341,040                 207,823
Management agreements, net                             342,255                 364,415
                                                  --------------------------------------
Total assets                                        $6,973,445              $6,020,468
                                                  ======================================
LIABILITIES AND EQUITY
Current liabilities:
  Accounts payable and accrued
   liabilities                                      $1,061,248              $1,111,590
  Current maturities of long-term debt                 208,080                 137,870
  Short-term debt                                    1,518,133               1,128,138
  Due to affiliates                                    211,719                 265,243
                                                  --------------------------------------
Total current liabilities                            2,999,180               2,642,841

Long-term debt, less current
  maturities                                           565,500                 392,699
Commitments and contingencies
Minority interest                                      628,992               1,496,453

Stockholders' equity:
  Common stock, $1 par value; 100
   shares authorized; 100 shares
   issued and outstanding                                  100                     100
  Additional paid-in capital                            50,174                  58,174
  Retained earnings                                  2,729,499               1,438,201
                                                  --------------------------------------
 Total stockholders' equity                          2,779,773               1,488,475
                                                  --------------------------------------
Total liabilities and stockholders'
  equity                                            $6,973,445              $6,020,468
                                                  ======================================


Note: The balance sheet at December 31, 1995 has been derived from the audited financials statements at that date but does not include all of the information and footnotes required by GAAP for complete financial statements.

SEE ACCOMPANYING NOTES.



                              MAGIC PROMOTION, INC

                     CONDENSED COMBINED STATEMENTS OF INCOME


                                                                       SIX MONTHS ENDED
                                                                            JUNE 30
                                                                  1996                   1995
                                                            --------------------------------------
                                                                          (UNAUDITED)

Revenues:
  Production                                                $ 16,361,156            $ 14,721,453
  Promotion                                                    5,126,007               4,573,186
  Merchandising                                                  297,632                 518,745
  Other                                                          357,693                 212,503
                                                            --------------------------------------
                                                              22,142,488              20,025,887
                                                            --------------------------------------
Operating expenses:
  Talent and other show                                       17,974,772              14,922,179
  Salaries, wages and benefits                                   647,698                 474,335
  Cost of goods sold                                             249,937                 306,811
  General and administrative                                     830,288                 606,083
                                                            --------------------------------------
                                                              19,702,695              16,309,408
                                                            --------------------------------------

Income from operations                                         2,439,793               3,716,479

Other income (expense):
  Interest income                                                  4,786                  30,148
  Interest expense                                              (156,870)                 (8,394)
  From investments in non combined
   productions                                                    27,165                 270,812
  Minority interests                                            (513,137)             (1,654,605)
                                                            --------------------------------------

Net income                                                     1,801,737               2,354,440

Pro forma adjustments for income taxes                          (702,677)               (918,232)
                                                            --------------------------------------
Pro forma net income                                        $  1,099,060            $  1,436,208
                                                            ======================================


SEE ACCOMPANYING NOTES



                          MAGIC PROMOTION, INC.

               CONDENSED COMBINED STATEMENTS OF CASH FLOWS


                                                                               SIX MONTHS ENDED
                                                                                    JUNE 30,
                                                                         1996                     1995
                                                                    ---------------------------------------
                                                                                  (UNAUDITED)

OPERATING ACTIVITIES
  Net income                                                         $ 1,801,737               $ 2,354,440

  Adjustments to reconcile net income
    to net cash provided by operating
    activities:
   Depreciation and amortization                                       1,380,481                   674,426
   Write-down of investment in partnerships                                 --                      49,994
   Minority interest                                                     513,137                 1,654,605
     (Increase) decrease in:
      Accounts receivable                                               (902,611)                  162,741
      Other current assets                                               250,654                  (193,764)
      Preproduction costs                                                   --                    (399,685)
      Advances and deposits                                             (703,428)                  (60,650)
   Decrease in:
      Accounts payable and accrued liabilities                           (50,342)                 (939,009)
                                                                    ---------------------------------------
Net cash provided from operating activities                            2,289,628                 3,303,098

INVESTING ACTIVITIES
  Notes receivable from affiliates                                        84,520                  (246,682)
  Purchase of property and equipment                                     (14,198)                 (136,449)
  Investments in partnerships                                           (491,705)                   85,958
  Investments in management and
   booking agreements                                                    (16,379)                  (24,998)
                                                                    ---------------------------------------
Net cash used in investment activities                                  (437,762)                 (322,171)

FINANCING ACTIVITIES
  Due to affiliates                                                      (53,524)                     --
  Proceeds of borrowings                                                 859,995                   301,608
  Repayment of  borrowings                                              (226,989)                 (137,989)
  Increase in offering costs                                            (133,217)                  (88,054)
  Distributions to minority interests                                 (1,380,598)               (2,248,789)
  Capital contributions from minority interests                             --                        --
  Distributions                                                         (510,439)               (1,569,378)
  Capital contributions                                                     --                        --
                                                                    ---------------------------------------
Net cash used by financing activities                                 (1,444,772)               (3,742,602)
                                                                    ---------------------------------------
Net increase (decrease) in cash
  and cash equivalents                                                   407,094                  (761,675)
Cash and cash equivalents at
  beginning of period                                                    734,945                 1,903,936
                                                                    ---------------------------------------
Cash and cash equivalents at
  end of period                                                      $ 1,142,039               $ 1,142,261
                                                                    =======================================
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year for interest                                  72,350               $     8,394
                                                                    =======================================


SEE ACCOMPANYING NOTES.

                              MAGIC PROMOTION, INC.

                NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

                                  JUNE 30, 1996

1.  BASIS OF PRESENTATION

The accompanying unaudited condensed combined financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six month period ended June 30, 1996 are not necessarily indicative of the results that may be expected for the year ending December 31, 1996.

2.  CONTINGENCIES

In October 1994, a former independent contractor filed a complaint against Judas in the Common Pleas Court of Philadelphia County seeking consequential damages of $5,000,000 arising from the termination of an employment contract by Judas. A court date has not been set. Management of Judas believes that the lawsuit is without merit, and that the outcome of this suit will not have a material adverse effect on Judas' financial condition or results of operations.

Litigation has been threatened by a former financial advisor to the Company with respect to an alleged contract with the Company threat provided that such individual would receive the right to purchase 5% of the equity in the Company at a discount upon consummation of a public financing. The Company believes that it was fraudulently induced to enter into such contract, and that, in any event the alleged contract was terminated under circumstances in which the individual is not entitled to any compensation. The Company believes that if the individual commences an action, his claims will be without merit. The Company intends to vigorously defend any suit that the defendant might bring in the future based on the contract and the Company may pursue its own action for declaratory judgment.

SEE ACCOMPANYING NOTES.

                       DIAMOND BULLET MERCHANDISING, INC.

                            CONDENSED BALANCE SHEETS


                                                             JUNE 30      DECEMBER 31
                                                                1996          1995
                                                          ----------------------------
                                                           (Unaudited)       (Note)

ASSETS
Current assets:
  Cash and cash equivalents                               $    38,485    $    58,331
  Accounts receivable                                          10,958         11,290
  Inventories                                                 159,497        160,930
  Other current assets                                         58,922         44,781
                                                          ----------------------------
Total current assets                                          267,862        275,332

Furniture and equipment, net of
  accumulated depreciation of
  $ 37,718                                                     24,048         4,858
Due from affiliates                                           899,177        827,571
                                                          ----------------------------
Total assets                                              $  1,191,08    $ 1,107,761
                                                          ============================

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable and accrued
   liabilities                                                332,593        315,645
  Short-term debt                                             712,261        792,351
  Due to stockholders                                         177,389         95,338
                                                          ----------------------------
Total current liabilities                                   1,222,243      1,203,334

Contingency

Stockholders' deficit:
  Common stock, $1 par value:
   100 shares authorized; 100 shares
   issued and outstanding                                         100            100
  Additional paid-in capital                                      900            900
  Accumulated deficit                                         (32,156)       (96,573)
                                                          ----------------------------
Total stockholders' deficit                                   (31,156)       (95,573)
                                                          ----------------------------
Total liabilities and stockholders'
  deficit                                                 $  1,191,08    $ 1,107,761
                                                          ============================

Note: The balance sheet at December 31, 1995 has been derived from the audited financials statements at that date but does not include all of the information and footnotes required by GAAP for complete financial statements.

SEE ACCOMPANYING NOTES.

                       DIAMOND BULLET MERCHANDISING, INC.

                         CONDENSED STATEMENTS OF INCOME



                                                SIX MONTHS ENDED
                                                    JUNE 30,
                                             1996               1995
                                         -------------------------------
                                                  (UNAUDITED)


Merchandising Revenues                     $ 836,581        $  693,190

Operating expenses:
 Cost of goods sold                          626,980           541,141
 Salaries, wages and benefits                 63,120            32,068
 General and other                            75,571            71,466
                                         -------------------------------
                                             765,671           644,675
                                         -------------------------------

Income from operations                        70,910            48,515

Interest expense                               6,493             3,771
                                         -------------------------------

Net income                                    64,417            44,744

Pro forma adjustments for income taxes        25,123            17,450
                                         -------------------------------

Pro forma net income                       $  39,294        $   27,294
                                         ===============================


SEE ACCOMPANYING NOTES.



                       DIAMOND BULLET MERCHANDISING, INC.

                       CONDENSED STATEMENTS OF CASH FLOWS

                                                                              SIX MONTHS ENDED
                                                                                 JUNE 30,

                                                                         1996               1995
                                                                    ---------------------------------
                                                                                (UNAUDITED)

OPERATING ACTIVITIES
  Net income                                                           $ 64,417          $  44,744
  Adjustments to reconcile net income
    to net cash provided by operating
    activities:
   Depreciation and amortization                                         76,599             46,612
     (Increase) decrease in:
      Accounts receivable                                                   332            (27,821)
      Inventory                                                           1,433             92,904
      Other current assets                                              (75,001)              --
     Increase (decrease) in:
      Accounts payable and accrued liabilities                           16,948           (120,135)
                                                                    ---------------------------------
Net cash provided from operating activities                              84,728             36,304

INVESTING ACTIVITIES
  Purchase of furniture and equipment                                   (22,207)              --
  Notes receivable from affiliates                                      (71,606)            40,449
                                                                    ---------------------------------
Net cash provided (used) in investment activities                       (93,813)            40,449

FINANCING ACTIVITIES
  Increase in offering costs                                            (12,722)              --
  Proceeds (payments) of advances from
   stockholders                                                          82,051            (76,726)
  Proceeds (payments) of borrowings                                     (80,090)              --
                                                                    ---------------------------------
Net cash used (provided) by financing activities                        (10,761)           (76,726)
Net increase (decrease) in cash                                         (19,846)                27
Cash at beginning of period                                              58,331              5,608
                                                                    ---------------------------------
Cash at end of period                                                    38,485          $   5,635
                                                                    =================================
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year fo$ interest                                  6,493          $   3,771
                                                                    =================================



SEE ACCOMPANYING NOTES.

                       DIAMOND BULLET MERCHANDISING, INC.
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                       FOR THE PERIOD ENDED JUNE 30, 1996


1.  BASIS OF PRESENTATION

The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six month period ended June 30, 1996 are not necessarily indicative of the results that may be expected for the year ending December 31, 1996.

2.  CONTINGENCY

Litigation has been threatened by a former financial advisor to the Company with respect to an alleged contract with the Company threat provided that such individual would receive the right to purchase 5% of the equity in the Company at a discount upon consummation of a public financing. The Company believes that it was fraudulently induced to enter into such contract, and that, in any event the alleged contract was terminated under circumstances in which the individual is not entitled to any compensation. The Company believes that if the individual commences an action, his claims will be without merit. The Company intends to vigorously defend any suit that the defendant might bring in the future based on the contract and the Company may pursue its own action for declaratory judgment.

SEE ACCOMPANYING NOTES.

                     MAGICWORKS ENTERTAINMENT INCORPORATED
                    PRO FORMA COMBINED FINANCIAL STATEMENTS

     The Consolidation complies with the requirements of SAB Topic 5:G (SAB 48) and should therefore be accounted for at the historical cost basis of the transferors. The following unaudited pro forma condensed combined financial statements present the Consolidation accounted for as a purchase at book value by MPIO, which will begin to consolidate the other Constituent Corporations.
The pro forma condensed combined financial statements also present the Movietime Acquisition accounted for as a pooling of interests in accordance with APB No. 16. The pro forma information assumes that the Consolidation and Movietime Acquisition had occurred as of the beginning of the respective periods presented in the Pro Forma Condensed Combined Statements of Operations.

     The pro forma condensed combined financial statements also give effect to the Merger and the Private Placement as if these transactions occurred as of the beginning of the respective periods presented in the Pro Forma Condensed Combined Statements of Operations.

     The unaudited pro forma condensed combined financial information as set forth is derived from, and should be read in conjunction with, the combined financial statements of the Company. The following pro forma financial data is presented for informational purposes only and is not necessarily indicative of the results of the future operations of the Company or the actual results that would have been achieved had the transactions been consummated prior to the periods presented.

                      MAGICWORKS ENTERTAINMENT INCORPORATED
                  PRO FORMA COMBINED BALANCE SHEET (UNAUDITED)
                              AS OF JUNE 30, 1996

                         MAGIC/                   DIAMOND       TOURING   PERFORMING
                         MOVIETIME  SHADOW WOOD  BULLET         ARTISITS  ARTS
                         POOLED (G) CORPORATION  MERCHANDISING  GROUP     MANAGEMENT   SUBTOTAL(A)    TOTAL(B)
                         ---------- -----------  -------------  --------  ----------   -----------    --------
Assets
Current assets:
  Cash and cash
    equivalents          $1,149,294       $0        $38,485      $234,815      $379      $273,679    $1,422,973


  Accounts receivable     2,016,018        0         10,958        87,987         0        98,945     2,114,963
  Preproduction
    costs, net              227,164        0              0             0         0             0       227,164
  Inventories                     0        0        159,497             0         0       159,497       159,497
  Notes receivable
    from affiliates          75,000        0        899,177             0         0       899,177       974,177
  Other current assets      102,809        0         46,200             0         0        46,200       149,009
                         --------------------------------------------------------------------------------------
Total current assets      3,570,285        0      1,154,317       322,802       379     1,477,498     5,047,783

  Property and
    equipment, net        1,174,674        0         24,048        57,694         0        81,742     1,256,416
  Investments in
    partnerships            691,382        0              0       110,221         0       110,221       801,603
  Advances and deposits     997,278        0              0         5,763         0         5,763     1,003,041
  Deferred costs, net       341,040        0         12,722        50,973   378,995       442,690       783,730



  Management and booking
    agreements, net         342,255        0              0        74,462         0        74,462       416,717
                         --------------------------------------------------------------------------------------
                         $7,116,914       $0     $1,191,087      $621,915  $379,374    $2,192,376    $9,309,290
                         ======================================================================================
Liabilities and Equity
Current liabilities:
  Accounts payable and
    accrued liabilities  $1,111,785  $21,047       $332,593       $52,646  $108,026      $514,312    $1,626,097
  Current maturities of
    long-term debt          208,080        0              0             0         0             0       208,080
  Short-term debt         1,518,133        0        712,261             0         0       712,261     2,230,394
  Due to affiliates         979,179        0        177,389        45,330   301,121       523,840     1,503,019
                         --------------------------------------------------------------------------------------
Total current liabilities 3,817,177   21,047      1,222,243        97,976   409,147     1,750,413     5,567,590
                         --------------------------------------------------------------------------------------
Long-term debt, less
  current maturities        565,500        0              0             0         0             0       565,500


Minority interests          628,992        0              0             0         0             0       628,992

Commitments and
  contingencies                   0        0              0             0         0             0             0

Capital:
  Common stock                  100      389            100           100       500         1,089         1,189



  Preferred stock                 0        0              0             0         0             0             0
  Additional paid-in-
    capital               1,056,489  117,637            900           900         0       119,437     1,175,926






  Partners' capital/
   retained earnings      1,048,656 (139,073)       (32,156)      522,939   (30,273)      321,437     1,370,093
                         --------------------------------------------------------------------------------------
                          2,105,245  (21,047)       (31,156)      523,939   (29,773)      441,963     2,547,208
                         --------------------------------------------------------------------------------------
                         $7,116,914       $0     $1,191,087      $621,915  $379,374     $2,192,37    $9,309,290
                         ======================================================================================
                                  0        0              0             0         0             0             0


                         PROFORMA
                         ADJUSTMENTS   COMBINED
                         -----------   --------
Assets
Current assets:
  Cash and cash
    equivalents          $8,919,350 (F)$10,319,461
                            333,000 (J)
                          ($355,862)(K)
  Accounts receivable                    2,114,963
  Preproduction
    costs, net                             227,164
  Inventories                              159,497
  Notes receivable
    from affiliates        (321,050)(I)    653,127
  Other current assets      (45,000)(I)    104,009
                         -------------------------
Total current assets      8,530,438     13,578,221

  Property and
    equipment, net                       1,256,416
  Investments in
    partnerships                           801,603
  Advances and deposits      45,000 (I)  1,048,041
  Deferred costs, net     1,082,150 (F)  1,116,069
                           (768,311)(F)
                             37,000 (J)
                            (18,500)(J)
  Management and booking
    agreements, net                        416,717
                         -------------------------
                         $8,907,777    $18,217,067
                         =========================

Liabilities and Equity
Current liabilities:
  Accounts payable and
    accrued liabilities    ($91,066)(I) $1,535,031
  Current maturities of
    long-term debt                         208,080
  Short-term debt                        2,230,394
  Due to affiliates        (231,984)(I)  1,271,035
                         -------------------------
Total current liabilities  (323,050) 0   5,244,540
                         -------------------------
Long-term debt, less
  current maturities      5,000,750 (F)  5,751,250
                            185,000 (J)

Minority interests          (28,021)(I)    600,971

Commitments and
  contingencies                                  0

Capital:
  Common stock               19,000 (C)     23,074
                              2,000 (H)
                                811 (E)
                                 74 (I)
  Preferred stock                 0 (D)          0
  Additional paid-in-
    capital               4,998,750 (F)  5,197,118
                            (19,000)(C)
                           (768,311)(F)
                               (811)(E)
                            184,926 (K)
                           (355,862)(J)
                            (18,500)(I)
  Partners' capital/
   retained earnings         30,021 (I)  1,400,114
                         -------------------------
                          4,073,098      6,620,306
                         -------------------------
                         $8,907,777    $18,217,067
                         =========================
                                  0              0

  Pro Forma Adjustments
  ---------------------
  (A) Total of ShadowWood, Diamond Bullet Merchandising, Touring Artists Group, and Performing Arts Management.
  (B)  Total of (A) and (G).
  (C) To record the effect of the reverse merger agreement between, Magic Promotions, Diamond Bullet Merchandising, Touring Artists Group, and Performing Arts Management and ShadowWood Corporation which transpired on July 30, 1996. The transaction has been accounted for as a reverse acquisition using the purchase method of accounting.
  (D) After the merger, 5,000,000 shares of preferred stock will be authorized, par value $.001 per share, no shares issued and outstanding.
  (E) After the reverse merger, acquistion of Movietime and the private placements, 50,000,000 shares of common stock authorized, par value $.001 per share, 23,074,299 shares issued and outstanding.
  (F)  To record the effect of the private placement transaction which sold
       400.06 units at a price per unit of $25,000 ($12,500 debt and $12,500 stock at $2.50/share). The transaction, which closed on 07/30/96, grossed $10,001,500 less $1,082,150 in commissions and closing costs. In addition, 50% of the closing costs relating to the private placement have been netted against additional paid-in capital and 50% have been capitalized as deferred financing costs to be amortized over five years.
  (G) Magic Promotions, Inc. and Movietime Entertainment, Inc. combined using the pooling method of accounting.
  (H) To record the effect of the Movietime merger with Magic Promotions which transpired on August 26, 1996. The transaction has been accounted for as an acquisition using the pooling method of accounting.
  (I)  To eliminate intercompany transactions between Magic, TAG, DBM, and PAM.
  (J)  To record the effect of the private placement transaction which sold
       14.8 units at a price per unit of $25,000 ($12,500 debt and $12,500 stock at $2.50/share). The transaction, which closed on 09/27/96, grossed $370,000 less $37,000 in commissions and closing costs.In addition, 50% of the closing costs relating to the private placement have been netted against additional paid-in capital and 50% have been capitalized as deferred financing costs to be amortized over five years.
  (K)  To record aditional costs relating to the registering of the stock.
       All costs are to be netted against additional paid-in capital.

                         MAGICWORKS ENTERTAINMENT, INC.
               PRO FORMA COMBINED STATEMENTS OF INCOME (UNAUDITED)
                     FOR THE SIX MONTHS ENDED JUNE 30, 1996


                       MAGIC/                      DIAMOND        TOURING    PERFORMING
                       MOVIETIME      SHADOW WOOD  BULLET         ARTISITS   ARTS
                       POOLED (G)     CORPORATION  MERCHANDISING  GROUP      MANAGEMENT   SUBTOTAL(A)   TOTAL(B)
                       ----------     -----------  -------------  --------   ----------   -----------   --------
Revenues:
  Production           $16,361,156         $0         $0                $0       $0              $0   $16,361,156
  Promotion              5,126,007          0          0                 0        0               0     5,126,007
  Merchandising            297,632          0    836,581                 0        0         836,581     1,134,213
  Other                    369,330          0          0         1,070,885        0       1,070,885     1,440,215
                        -----------------------------------------------------------------------------------------
                        22,154,125          0    836,581         1,070,885        0       1,907,466    24,061,591

Operating Expenses:
  Talent and
    other show          17,974,772          0          0           175,459        0         175,459    18,150,231
  Salaries, wages
    and benefits           747,411          0     63,120           329,011        0         392,131     1,139,542
  Cost of goods sold       249,937          0    626,980                 0        0         626,980       876,917
  General and
    administrative       1,118,815     11,874     75,571           452,188        0         539,633     1,658,448

                        -----------------------------------------------------------------------------------------
                        20,090,935     11,874    765,671           956,658        0       1,734,203    21,825,138

Income from operations   2,063,190    (11,874)    70,910           114,227        0         173,263     2,236,453

Other income(expense):
  Interest income            4,786          0          0               401        0             401         5,187
  Interest expense        (174,170)         0     (6,493)                0   (5,548)        (12,041)     (186,211)
  From investments
    in production           27,165          0          0                 0        0               0        27,165
  Minority interests      (513,137)         0          0                 0        0               0      (513,137)
                          ---------------------------------------------------------------------------------------

Net income               1,407,834    (11,874)    64,417           114,628   (5,548)        161,623     1,569,457

Pro forma adjustment
  for income              (702,677)     4,631    (25,123)          (44,705)   2,164         (63,033)     (612,088)
                          ---------------------------------------------------------------------------------------
Pro forma net
  income (loss)           $705,157    ($7,243)   $39,294           $69,923  ($3,384)        $98,590      $957,369
                          =======================================================================================
Per share data:
  Primary earnings
   per share
  Weighted average
    common shares
      outstanding
  Fully dilutive
    earnings per share
  Weighted average
   common shares &
   common stock
   equivalents
   outstanding


                        PROFORMA
                        ADJUSTMENTS    COMBINED
                        -----------   ---------
Revenues:
  Production                        $16,361,156
  Promotion                           5,126,007
  Merchandising                       1,134,213
  Other                 (330,500)(E)  1,109,715
                        -----------------------
                        (330,500)    23,731,091

Operating Expenses:
  Talent and
    other show          (224,850)(E) 17,925,381
  Salaries, wages
    and benefits          (7,159)(E)  1,132,383
  Cost of goods sold                    876,917
  General and
    administrative        77,819 (B)  1,637,776
                         (98,491)(E)
                        -----------------------
                        (252,681)    21,572,457

Income from operations   (77,819)     2,158,634

Other income(expense):
  Interest income                         5,187
  Interest expense      (259,288)(C)   (445,499)
  From investments
    in production                        27,165
  Minority interests      24,589 (E)   (488,548)
                        -----------------------

Net income              (312,518)     1,256,939

Pro forma adjustment
  for income             121,882 (D)   (490,206)
                       ------------------------
Pro forma net
  income (loss)        ($190,636)      $766,733
                        =======================
Per share data:
  Primary earnings
   per share                              $0.03
  Weighted average
    common shares
      outstanding                    23,074,299
  Fully dilutive
    earnings per share                    $0.04
  Weighted average
   common shares &
   common stock
   equivalents
   outstanding                       25,055,942

(A) Includes the historical financial information of Magicworks Entertainment, Inc. and Movietime Entertainment, Inc.
(B) To reflect amortization of deferred finance costs for the six months ended June 30, 1996.
(C) To reflect interest expense on the debt portion of the securities issued in the private placement for the six month period ended June 30, 1996.
(D)  Tax adjustment due to (B) and (C).
(E)  To eliminate the intercompany transactions between Magic, TAG, DBM and PAM.

                         MAGICWORKS ENTERTAINMENT, INC.
                    PRO FORMA COMBINED STATEMENTS OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                 MAGIC/                      DIAMOND              TOURING     PERFORMING
                                 MOVIETIME      SHADOW WOOD  BULLET               ARTISITS    ARTS
                                 POOLED(G)      CORPORATION  MERCHANDISING        GROUP       MANAGEMENT    SUBTOTAL(A)   TOTAL(B)
                                 ----------     -----------  -------------        ---------   -----------   -----------   ---------
Revenues:
  Production                     $31,638,078         $0               $0               $0       $0                 $0   $31,638,078
  Promotion                        6,668,672          0                0                0        0                  0     6,668,672
  Merchandising                    1,160,519          0        1,313,695                0        0          1,313,695     2,474,214
  Other                            1,237,126          0                0        1,186,809        0          1,186,809     2,423,935
                                  -------------------------------------------------------------------------------------------------
                                  40,704,395          0        1,313,695        1,186,809        0          2,500,504    43,204,899

Operating Expenses:
  Talent and other show           33,346,544          0                0                0        0                  0    33,346,544
  Salaries, wages and benefits     1,351,312          0           85,795          627,294        0            713,089     2,064,401
  Cost of goods sold                 408,697          0        1,053,667                0        0          1,053,667     1,462,364
  General and administrative       1,393,605      6,029          140,036          504,110        0            650,175     2,043,780
                                  -------------------------------------------------------------------------------------------------
                                  36,500,158      6,029        1,279,498        1,131,404        0          2,416,931    38,917,089

Income from operations             4,204,237     (6,029)          34,197           55,405        0             83,573     4,287,810

Other income(expense):
  Interest income                    108,427          0                0              633        0                633       109,060
  Interest expense                   (65,318)         0           (6,417)               0  (21,110)           (27,527)      (92,845)
  From investments in production     418,679          0                0                0        0                  0       418,679
  Minority interests              (1,688,531)         0                0                0        0                  0    (1,688,531)
                                  -------------------------------------------------------------------------------------------------
                                  (1,226,743)         0           (6,417)             633  (21,110)           (26,894)   (1,253,637)

Net income                         2,977,494     (6,029)          27,780           56,038  (21,110)            56,679     3,034,173

Pro forma adjustment for income   (1,318,378)     2,351          (10,834)         (21,855)   8,233            (22,105)   (1,183,327)
                                  -------------------------------------------------------------------------------------------------
Pro forma net income (loss)       $1,659,116    ($3,678)         $16,946          $34,183 ($12,877)           $34,574    $1,850,846
                                  =================================================================================================
  Primary earnings per share
  Weighted average common shares outstanding
  Fully dilutive earnings per share
  Weighted average common shares & common stock equivalents outstanding



                                 PROFORMA
                                 ADJUSTMENTS      COMBINED
                                 -----------      --------
Revenues:
  Production                                   $31,638,078
  Promotion                                      6,668,672
  Merchandising                                  2,474,214
  Other                            (470,800)(E)  1,953,135
                                   -----------------------
                                   (470,800)    42,734,099

Operating Expenses:
  Talent and other show            (400,800)(E) 32,945,744
  Salaries, wages and benefits       (8,062)(E)  2,056,339
  Cost of goods sold                             1,462,364
  General and administrative        155,637 (B)  2,137,479
                                    (61,938)(E)
                                   -----------------------
                                   (315,163) 0  38,601,926

Income from operations             (155,637)     4,132,173

Other income(expense):
  Interest income                                  109,060
  Interest expense                 (518,575)(C)   (611,420)
  From investments in production                   418,679
  Minority interests                241,643 (E) (1,446,888)
                                   -----------------------
                                   (276,932)    (1,530,569)

Net income                         (432,569)     2,601,604

Pro forma adjustment for income     168,702 (D) (1,014,626)
                                   -----------------------
Pro forma net income (loss)       ($263,867)    $1,586,978
                                   =======================
Per share data:
  Primary earnings per share                         $0.07
  Weighted average common shares                23,074,299
  Fully dilutive earnings per share                  $0.08
  Weighted average common shares &
    common stock equivalents outstanding         25,055,942

(A) Includes the historical financial information of Magicworks Entertainment, Inc. and Movietime Entertainment, Inc.
(B) To reflect deferred private placement cost amortization through December 31, 1995, as if the acquistion took place on January 1, 1995.
(C) To reflect interest expense on the debt portion of the securities issued in the private placement for the period ended December 31, 1995.
(D)  Tax adjustment due to (B) and (C).
(E)  To eliminate the intercompany transactions between Magic, TAG, DBM and PAM.